    As filed with the Securities and Exchange Commission on August 31, 2001

                                                 Registration No. 333-__________
================================================================================
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ________________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           ________________________
                                COORSTEK, INC.
            (Exact name of registrant as specified in its charter)

Delaware                                                              84-0178380
--------------------------------------------------------------------------------

(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

16000 Table Mountain Parkway
Golden, Colorado                                                           80403
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)


                COORSTEK, INC. STOCK OPTION AND INCENTIVE PLAN
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                           (Full title of the plan)

                           ------------------------


   Joseph G. Warren, Jr.                                  Copy to:
  Chief Financial Officer                           Whitney Holmes, Esq.
       CoorsTek, Inc.                              Hogan & Hartson L.L.P.
16000 Table Mountain Parkway                 1200 Seventeenth Street, Suite 1500
   Golden, Colorado 80403                          Denver, Colorado 80202
       (303) 271-7100                                  (303) 899-7300

--------------------------------------------------------------------------------
(Name, address and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                    Amount      Proposed maximum    Proposed maximum    Amount of
             Title of securities                    to be        offering price    aggregate offering  registration
               to be registered                 Registered (1)    per share (2)          price             fee
-------------------------------------------------------------------------------------------------------------------
Common stock, par value $.01 per share                694,669             $28.41       $19,735,546.29     $4,933.89
-------------------------------------------------------------------------------------------------------------------
===================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement covers, in addition to the number of shares of common stock shown in the table above, an indeterminate number of shares of common stock that may be issued as a result of anti-dilution provisions contained in the plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act on the basis of the average high and low sales prices of the Registrant's common stock as quoted on the Nasdaq National Market on August 24, 2001.


    The exhibit index is located on page 5 of this registration statement.


================================================================================
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

         CoorsTek, Inc., a Delaware corporation (the "Registrant"), filed with the Securities and Exchange Commission (the "Commission") Registration Statement No. 333-31106 on Form S-8 under the Securities Act covering the registration on February 25, 2000 of 2,500,000 shares of common stock authorized for issuance under the Registrant's Stock Option and Incentive Plan, as then in effect (the "Original Plan").

         On February 14, 2001, the Registrant's Board of Directors approved an amendment to the Original Plan (as amended, the "Plan") to increase the number of shares of common stock available for issuance thereunder to 3,194,669 shares. The Registrant's stockholders approved the amendment on May 8, 2001. Accordingly, the total number of shares of common stock available for issuance under the Plan is 3,194,669. This registration statement registers the additional 694,669 shares of the same class of common stock authorized for issuance under the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 2.   Registrant Information and Employee Plan Annual Information

       If participants in the Plan call or write to Joseph G. Warren, Jr., Chief Financial Officer, CoorsTek, Inc., 16000 Table Mountain Parkway, Golden, Colorado 80403, (303) 271-7100, we will provide them with copies of the documents incorporated by reference in Item 3 of Part II of this registration statement and other documents required to be delivered to participants in the Plan pursuant to Rule 428(b) under the Securities Act, without charge. The documents incorporated by reference in Item 3 of Part II of this registration statement are incorporated by reference in the Section 10(a) prospectus.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

       Pursuant to Instruction E of Form S-8, the contents of Registration Statement No. 333-31106 are incorporated herein by reference.

       Additionally, the following documents and all other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all the shares of common stock offered hereby have been sold or that deregisters all such shares of common stock then remaining unsold, are hereby incorporated herein by reference to be a part of this registration statement from the date of filing of such documents:

       (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

       (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

       (c) The description of the Registrant's common stock contained in the Registrant's Amended Registration Statement on Form 10A/3, Registration Statement No. 000-27579, filed under the Exchange Act on December 17, 1999.

       Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

       To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.


Item 8.    Exhibits


Exhibit
No.            Exhibit
-------        -------

4              Form of Rights Agreement (incorporated by reference to Exhibit
               4.1 to the registrant's registration statement on Form 10/A2 filed with the Commission on December 14, 1999)

5              Opinion of Hogan & Hartson L.L.P.

23.1           Consent of Independent Accountants

23.2 Consent of Hogan & Hartson L.L.P. (contained in its legality opinion filed as Exhibit 5)

24             Power of Attorney

                                   SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 14th day of August, 2001.

                              COORSTEK, INC.


                              By:  /s/ John K. Coors
                                  ------------------
                                  John K. Coors, Chairman, Chief Executive
                                  Officer and President

          Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on August 14, 2001 in the capacities indicated.

Signature                Title
---------                -----

/s/ John K. Coors           Chairman of the Board of Directors, Chief Executive
-------------------------   Officer and President
John K. Coors

/s/ Joseph G. Warren, Jr.   Chief Financial Officer
-------------------------   (Principal Financial and Accounting Officer)
Joseph G. Warren, Jr.

/s/ John E. Glancy          Director
-------------------------
John E. Glancy

/s/ W. J. Kitchen           Director
-------------------------
W. J. Kitchen

/s/ John Markle, III        Director
-------------------------
John Markle, III

/s/ Donald E. Miller        Director
-------------------------
Donald E. Miller

/s/ Kimberly S. Patmore     Director
-------------------------
Kimberly S. Patmore

/s/ Robert L. Smialek       Director
-------------------------
Robert L. Smialek

                                 EXHIBIT INDEX


Exhibit
No.         Exhibit                                                         Page
-------     -------                                                         ----

4           Form of Rights Agreement (incorporated by reference to
            Exhibit 4.1 to the registrant's registration statement on Form 10/A2 filed with the Commission on December 14, 1999)

5           Opinion of Hogan & Hartson L.L.P.

23.1        Consent of Independent Accountants

23.2 Consent of Hogan & Hartson L.L.P. (contained in its legality opinion filed as Exhibit 5)

24          Power of Attorney